UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

75 West Towne Ridge Parkway, Tower 1, Salt Lake City, UT 84070

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2016, inContact, Inc. (the “Company”) reached an agreement with Julian Critchfield, Executive Vice President and Chief Technology Officer, for his separation from service with the Company. On that date the parties entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”). The Separation Agreement provides, among other things:

•	Mr. Critchfield will receive a severance payment in the amount of $162,500, and an additional payment to help cover health insurance maintenance costs during the period COBRA applies;

•	Accelerated vesting of certain restricted stock unit equity awards previously granted to Mr. Critchfield in an amount equal to $135,417 based on average market price; and

•	Mr. Critchfield will release and discharge the Company and certain of its related parties from any and all claims arising or occurring prior to and including the date of his execution of the Separation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inContact, Inc.

Date: April 18, 2016	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer

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